Exhibit 10.1(h)

SEVENTH AMENDMENT TO LEASE

THIS SEVENTH AMENDMENT TO LEASE AGREEMENT (this “Seventh Amendment”) is made as of October 11, 2018, by and between ARE-819/863 MITTEN ROAD, LLC, a Delaware limited liability company (“Landlord”), and CORVUS PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.          Landlord and Tenant are parties to that certain Lease Agreement dated as of January 27, 2015, as amended by that certain First Amendment to Lease dated as of March 19, 2015, as further amended by that certain Second Amendment to Lease dated as of August 20, 2015 (the “Second Amendment”), as further amended by that Third Amendment to Lease dated as of June 27, 2016, as further amended by that certain Fourth Amendment to Lease dated as of August 15, 2016, as further amended by that certain Fifth Amendment to Lease dated as of March 2, 2018, and as further amended by that certain Sixth Amendment to Lease dated as of April 5, 2018 (the “Sixth Amendment”) (as amended, the “Lease”).  Pursuant to the Lease, Tenant leases from Landlord certain (the “Premises”) in a building located at 863 Mitten Road and 866 Malcolm Road, Burlingame, California (collectively, the “Building”).  The Premises are more particularly described in the Lease.  Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B.          Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease as provided below.

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.           Term.  The “Expiration Date” of the Term of the Lease is hereby extended from January 31, 2021, until January 31, 2023.  All references in the Lease to Expiration Date shall mean January 31, 2023.  Tenant has no right under the Lease to extend the Term of the Lease beyond January 31, 2023.

Tenant’s occupancy of the Premises shall continue to be on an “as-is” basis and Landlord shall have no obligation to provide any tenant improvement allowance or to make any alterations to the Premises.

2.           Rent.  Tenant shall continue to pay Base Rent as provided for in the Lease until January 31, 2021.  Commencing on February 1, 2021, Base Rent shall be increased to $3.85 per rentable square foot of the Premises per month.  Commencing on February 1, 2022, Base Rent shall be increased to $3.97 per rentable square foot of the Premises per month.

Tenant shall continue to pay all Operating Expenses and other amounts due under the Lease until the Expiration Date.

3.           California Accessibility Disclosure.  The provisions of the first sentence of Section 3 of the Sixth Amendment continue to apply and balance of the provisions of Section 3 of the Sixth Amendment are incorporated herein by reference.

4.           OFAC.  Tenant and all beneficial owners of Tenant are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List or the Sectoral Sanctions Identifications List, which are all maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

5.           Brokers.  Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Seventh Amendment and that no Broker brought about this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Seventh Amendment.

6.           Miscellaneous.

a.            This Seventh Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions.  This Seventh Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b.            This Seventh Amendment is binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

c.            This Seventh Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.  Electronic signatures shall be deemed original signatures for purposes of this Seventh Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.

d.            Except as amended and/or modified by this Seventh Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Seventh Amendment.  In the event of any conflict between the provisions of this Seventh Amendment and the provisions of the Lease, the provisions of this Seventh Amendment shall prevail.  Whether or not specifically amended by this Seventh Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Seventh Amendment.

[Signatures on next page.]

IN WITNESS WHEREOF, Landlord and Tenant have executed the Seventh Amendment as of the day and year first above written.

TENANT:

CORVUS PHARMACEUTICALS, INC.,
a Delaware corporation

By: /s/ RICHARD MILLER
Its: CEO

LANDLORD:

ARE-819/863 MITTEN ROAD, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P., a Delaware limited partnership, managing member

	By:	ARE-QRS CORP., a Maryland corporation, general partner

By: /s/ Allison Grochola
Its Vice President RE Legal Affairs